SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                February 28, 2002
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                Date of report (Date of earliest event reported)


                                 DECORIZE, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


     333-88083                                            49-1931810
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(Commission File Number)                       (IRS Employer Identification No.)


211 S. Union Street, Suite F, Springfield, Missouri            65802
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(Address of Principal Executive Offices)                     (Zip Code)


                                 (417) 879-3326
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              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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                                    FORM 8-K

ITEM 5:  OTHER EVENTS

         On February 28, 2002 we terminated our private placement financing, which if fully subscribed would have provided us with $5.0 million. We offered an aggregate of 2,000,000 Units for $2.50 per Unit, each Unit consisting of one shares of our common stock and one five-year warrant to purchase one share of our common stock for $4.00 per share.

         We raised net proceeds of $525,000 from the sale of 220,000 Units to four accredited investors. We provided a discount of $25,000 to an institutional purchaser who purchased 100,000 Units.

         Although the securities sold in the private placement are restricted and unregistered, we have agreed to prepare a registration statement within 180 days of the initial closing date of the sale of the Units. We have further agreed to use our best efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission within 300 days of the initial sale of the Units or approximately October 15, 2002, and to maintain the effectiveness of the registration statement until all shares have been resold by the initial subscribers.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  None.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  DECORIZE, INC.



Date:   March 15, 2002                            By:  /s/ Jon Baker
                                                      -------------------------
                                                       Jon Baker, CEO

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